UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange At of 1934

Date of Report (Date of earliest event reported): September 23, 2008

STRATEGIC INTERNET INVESTMENTS, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	33-28188	84-1116458
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Nisar Square, Benyas Centre Office No. 207
P.O. Box 40088, Dubai, United Arab Emirates
(Address of principal executive offices)
Registrant's telephone number, including area code: 009 714 223 1189

Suite 250 – 1090 West Georgia Street, Vancouver, B.C. Canada V6E 3V7

         (Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sale of Equity Securities

On August 31, 2008 the Company entered into two Convertible Debenture Agreements with Star Leisure & Entertainment Ltd., an associated party to the Company,  (the “Debenture Holder”), for the conversion of two outstanding loans.

Under the first Agreement, the Company agrees to pay the Debenture Holder, for cash loans previously provided,  the sum of US$167,010 on demand with interest at 10% per annum.  At any time the Debenture Holder shall have the right to convert all or part of the loan amount outstanding into 3,340,216 Units, each unit consisting of one common share without par value in the capital of the Company and one non-transferable share purchase warrant, at a Conversion Rate of $0.05 per Unit.  Each warrant shall entitle the Debenture Holder to purchase one common share of the Company at $0.05 per share until two years after the conversion date.

Under the second Agreement, the Company agrees to pay the Debenture Holder, for cash loans previously provided,  the sum of $38,498.56 on demand with interest at 10% per annum.  At any time the Debenture Holder shall have the right to convert all or part of the loan amount outstanding into 769,971 Units, each unit consisting of one common share without par value in the capital of the Company and one non-transferable share purchase warrant, at a Conversion rate of $0.05 per Unit.  Each warrant shall entitle the Debenture Holder to purchase one common share of the Company at $0.05 per share until two years after the conversion date.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 12, 2008 Mr. Ralph Shearing resigned as President and Chief Executive officer of Strategic Internet Investments Inc.  Mr. Abbas Salih has been appointed to the position of President and Chief Executive Officer effective September 12, 2008.

On September 19, 2008 Dr. Ralf Zabel was appointed to the position of Vice-President, International Business Development and Operations for the Company.  Dr. Zabel is a resident of Germany and holds a Doctorate degree in Engineering from the University of Dresden, Germany.  Dr. Zabel has held senior positions with Construction, Engineering and Architectural firms in German since 1986.

On September 22, 2008 Mr. Mohammed Salem Baymain was appointed a Director of the Company.
Mr. Baymain is a resident of Dubai, U.A.E.  For the past 10 years Mr. Baymain has operated an international trade business with branches in three regions, Riyadh, K.S.A., Republic of Yemen and Dubai, U.A.E.

Item 8.01 Other Events

On September 12, 2008 the principal executive office of the Company was relocated from Suite 250 – 1090 West Georgia Street, Vancouver, B.C. Canada V6E 3V7 to Nisar Square, Benyas Centre Office No. 207, P.O. Box 40088 Dubai, United Arab Emirates; Telephone: 009-714-223-1189; Fax 009-714-223-1215

On September 12, 2008 a Consulting Agreement between Strategic Internet Investments, Incorporated and Bill Whittle of White Rock, B.C. was terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC INTERNET INVESTMENTS, INCORPORATED

Date September 23, 2008	By:	/s/ Ralph Shearing
Name: Ralph Shearing
Title: Director